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                                                                   EXHIBIT 99.4



                                                                          BRAZIL
                                                                 (ENGINE SUPPLY)





                            ENGINE SUPPLY AGREEMENT

                                    BETWEEN

                                AGCO CORPORATION

                                      AND

                               IOCHPE-MAXION S.A.

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THIS SUPPLY AGREEMENT is made the 27th day of June 1996 BETWEEN AGCO CORPORATION of 4830 River Green Parkway, Duluth, GA 30136, U.S.A. ("AGCO") and IOCHPE-MAXION S.A. of Seo Paula, Federative Republic of Brazil ("MAXION")

WHEREAS

(A) AGCO has agreed to acquire the assets and business of the Agricultural Equipment and Industrial Tractor Division of MAXION ("the Division") from MAXION with effect from June 1996 as a going concern with the intent, inter alia, of maintaining and expanding that business.

(B) MAXION has for many years supplied the Division with a range of Perkins branded diesel engines, related components and spare parts for incorporation into Massey Ferguson, Ideal and Maxion branded products.

(C) AGCO wishes to continue the relationship that currently exists between the Division and MAXION, and for its part MAXION wishes to establish a relationship with AGCO that builds upon and expands the currently existing relationship.

(D) Therefore MAXION and AGCO wish to enter into this Supply Agreement under which AGCO's Brazilian subsidiary ("NEWCO") will commit to purchase and MAXION will commit to supply 100% of its requirements for engines, related components and engine spare parts for incorporation into present and future products, provided that this commitment will apply only insofar as such engines, related components and engine spare parts are manufactured by Maxion or for


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     MAXION (by suppliers where Maxion has made a substantial capital investment) in Brazil.

(E)  AGCO will assign this Agreement to NEWCO immediately upon incorporation.

THEREFORE, the Parties agree as follows:

(1)  DEFINITIONS:

     "MAXION" means IOCHPE-MAXION S.A. and its subsidiaries and their respective legal successors and assigns.

     "AGCO" means AGCO Corporation and its subsidiaries and their respective legal successors and assigns

     "NEWCO" means the to be formed Brazilian subsidiary of AGCO and its respective legal successors and assigns.

     "Maxion Engine" means any Perkins branded diesel engine identified in Exhibit A manufactured by MAXION in accordance with the agreed specification.

     "Massey Ferguson Product" means any Massey Ferguson or Maxion branded product manufactured by NEWCO.

     "Supply Agreement" means this document and all Exhibits attached hereto.

     "Party" and "Parties" means individually either MAXION or AGCO, or collectively both MAXION and AGCO.


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(2)  EFFECTIVE DATE:

     This Supply Agreement shall become effective as of 27th June 1996.

(3)  SCOPE OF AGREEMENT AND TRANSITION ARRANGEMENTS

     3.1. As from the Effective Date:

     (a) NEWCO commits to continue to power those current Massey Ferguson Products manufactured in Brazil which incorporate Maxion Engines with Maxion Engines.

     (b) NEWCO commits to purchase from MAXION 100% of NEWCO's requirements for MAXION Engines and Parts for installation into the Massey Ferguson Products, provided such Engines and Parts are or will be manufactured by Maxion or for MAXION (by suppliers where Maxion has made a substantial capital investment) in Brazil.

     (c)  In consideration of the NEWCO commitment set out in Clause 3.1(a) and
          (b) MAXION undertakes not to sell diesel engines to any competitor of NEWCO in the agricultural machinery sector, except those current customers listed on the attached Exhibit E.

     (d) MAXION further undertakes that it will sell parts for MAXION engines to NEWCO, but that it will not solicit NEWCO's dealers, or other agricultural dealers, (except those current customers listed on the attached Exhibit E) and that it will never undercut NEWCO on price or on any other condition of sale.

     3.2.1 With respect to NEWCO's future diesel engine requirements, the Parties recognise the potential mutual


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                 benefits of NEWCO selecting MAXION as an exclusive  supplier of such diesel engines. The Parties therefore agree to work jointly towards this goal in the following manner : subject to MAXION demonstrating its ability to

                 (a) meet the required Massey Ferguson Product specification, and

                 (b) being able to offer the relevant engine at a price consistent with the globally competitive price for comparable Maxion Engines manufactured by MAXION's key competitors in the agricultural sector (i.e. Perkins, Cummins, Deere and Detroit Diesel). The Parties acknowledge that when reviewing the pricing offered by MAXION, they will take due account of all relevant surrounding factors such as product quality, performance, terms of payment, environmental compliance, technical support delivery, taxes, duties and logistics costs.

                 then NEWCO commits to specify the Maxion Engine in the particular Massey Ferguson Product within a mutually agreed timescale.


          3.2.2 If MAXION during the term hereof develops a replacement model for any Maxion Engine then being currently supplied to NEWCO, NEWCO will, subject only to MAXION demonstrating its ability to meet the required specification and being able to offer the item at a price consistent with the other Maxion Engines then being supplied, purchase it


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                 under the terms hereof.

          3.3 NEWCO will provide MAXION with detailed functional specifications for each specific engine configuration. MAXION will review the specifications and discuss with NEWCO any difficulties it foresees in meeting the specifications and if necessary the Parties will mutually agree upon any changes.

          3.4 Specific changes to the specifications of any Maxion Engine can be suggested by either Party at any time. No changes which affect fit or interchangeability will be made by MAXION without NEWCO's prior consent, which consent shall not be unreasonably withheld or delayed. If the Parties agree upon a specification change, they will also agree upon any appropriate changes to price, delivery, warranty and any other applicable terms and conditions.

          3.5 MAXION will provide and update as required various types of data used to support the sales, servicing and spare parts support of the MAXION Engines. This shall include product design drawings, training materials, technical data sheets, service manuals and spare parts books. MAXION shall provide to NEWCO free of charge one master set of that data and material agreed with NEWCO as being necessary for their activities hereunder. NEWCO will only disclose information to third parties as agreed with MAXION.

          3.6 MAXION will use all reasonable endeavours to maintain the ability to supply spare parts of a particular specification for the Maxion Engines for a period of at least 10 years after the date


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                 of last supply by MAXION of the relevant Maxion Engines to
                 NEWCO. During the subsequent 5 years' service life of a Maxion Engine (years 10 - 15 for agricultural applications), the Parties will use all reasonable endeavours to agree a managed phase out plan for that period.

          3.7 During any phaseout period referenced in Clause 3.6 above, the Parties may agree from time to time categories of slow moving and obsolete spare parts which may be bought by NEWCO on a one-off and one-time buy basis.

          3.8 The Parties acknowledge that as at the Effective Date there are a variety of outstanding uncompleted purchase orders and related delivery schedules ('Orders') covering agreed commitments for the supply of Maxion Engines by MAXION to NEWCO.

          3.9 The Parties expressly agree that NEWCO shall not be under any obligation to complete such Orders, although any such Orders which are completed shall be paid for by NEWCO under the terms originally agreed.

          3.10 The Parties expressly agree that apart from the Orders all NEWCO's requirements for Maxion Engines that are ordered by them as from the Effective Date shall be ordered strictly under the terms of this Supply Agreement. They acknowledge however that given the nature and complexity of the new relationship, there will arise during the initial phase of the new Supply Agreement operational issues and differences. They therefore undertake to use all reasonable endeavours in good


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                 faith to resolve these in a mutually acceptable and expeditious way as and when these issues or differences arise.

          3.11 In order to ensure a smooth transition into the new Supply Agreement, the Parties will establish and fully support a joint working team embracing the engine and parts supply operations as well as the technical support services of each organisation.

     4.   TERM:

          4.1 This Supply Agreement shall, subject in particular to Clause 4.2, continue in effect until terminated by NEWCO or MAXION upon 36 months prior written notice to the other Party, provided, however, that such notice may not be given until 5 years have elapsed from the Effective Date of this Supply Agreement.

          4.2 Notwithstanding the above referenced term of this Supply Agreement, if at any time during that term NEWCO considers in good faith that with respect to either pricing or product quality of the then supplied range of Maxion Engines, MAXION cannot reasonably be considered to be competitive across the range then the following shall apply:-

                 [ ] NEWCO will notify MAXION in writing giving full supporting data and information

                 [ ] A formal meeting at an operational level will be convened within 30 days of MAXION's receipt of NEWCO's notice. This meeting will consider firstly NEWCO's concerns and secondly a mutually acceptable action plan where this is


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                     agreed as being necessary.

                 [ ] The Parties will use all reasonable endeavours and acting in good faith to resolve NEWCO's concerns, agree an action plan and a timetable for implementation within 30 days.

                 [ ] If the Parties fail to agree at an operational level, the issues will be referred for final resolution to an executive level meeting to be convened without delay.

                 [ ] Where an action plan is agreed, the Parties will take all necessary steps to action this forthwith and to ensure the desired outcome. If the outcome is not achieved within the target timescale then NEWCO may, with respect to the affected Maxion Engine(s), automatically amend its Clause 3.1.(b) commitment accordingly.

     5.   ENGINE, PRICING, SHIPPING AND TERMS OF PAYMENT:

          5.1 The prices applicable to Maxion Engines from the Effective Date until 31 December 1997 shall be those set out in Exhibit B.

                 Commencing no later than 30 June 1997 the Parties will, for the purposes of agreeing pricing and a pricing adjustment formula for Maxion Engines for the period post 31 December 1997 initiate pricing review discussions. The Parties agree to act in good faith within this process and to use their best endeavours to conclude their discussions no later than 30 November 1997.



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          5.2    Shipping Terms

                 The prices quoted in Exhibit B represent delivery "Ex Works" Canoas as per INCOTERMS 1990.

          5.3 MAXION and NEWCO shall as far as is possible try to ensure that the former working procedures for the shipping of Maxion Engines are carried over into the new relationship unless mutually agreed alternative procedure(s) can be instituted at no disadvantage to either Party.

          5.4 For all sales of Maxion Engines, MAXION shall be entitled to invoice NEWCO upon dispatch Ex Works as per INCOTERMS 1990.

          5.5    Payment Terms

                 MAXION shall be entitled to invoice NEWCO upon dispatch Ex Works Canoas as per INCOTERMS 1990.

                 Exhibit B sets out the payment terms.

     6.   ORDERS AND SCHEDULES:

          6.1 NEWCO will provide MAXION with its 2 year strategic planning forecast, updated annually and covering its requirements for Maxion Engines. Such forecast is for planning purposes only so as to inform MAXION of the production capacity it may need to meet NEWCO's projected needs. It does not represent a commitment to purchase.

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          6.2    NEWCO will provide a 12 month, monthly updated detailed
                 forecast of its requirements by type of Maxion Engine. The detailed ordering/scheduling procedures are set out in Exhibit
                 C. The basic principle will be that MAXION is given at any one time an 8 week fixed and firm order period. Nothwithstanding the above, the Parties will work together throughout the term hereof to achieve progressively shorter fixed and firm order periods.

          6.3 For stock orders for spare parts NEWCO will place purchase orders on MAXION incorporating a schedule with specific weekly delivery time slots. The schedule will incorporate a 12 week lead time. Special orders (not being "Vehicle off Road") or variations to the above schedule can be agreed between the Parties subject to a minimum of 5 working days' lead time.

          6.4 MAXION will achieve a 95% "Vehicle off Road" order fill rate performance and subject to receiving a 12 week lead time schedule a 98% stock order fill rate performance throughout the term hereof. Detailed working procedures covering the interpretation, management and measurement of this will be established within 2 months of the Effective Date.

     7.   RISK AND TITLE:

          Notwithstanding any other provision herein or in any NEWCO issued purchase order, risk in Maxion Engines will pass to NEWCO upon their delivery and title in any Maxion Engines will pass to NEWCO upon NEWCO's payment in full of the relevant MAXION invoice.



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     8.   ENGINE WARRANTY AND POLICY:

          8.1 All Maxion Engines supplied hereunder shall benefit from a warranty from MAXION. For a period of 12 months or 1500 hours of usage from delivery of any such items to the first user or 24 months from delivery as per Clause 5 (whichever is shorter), MAXION will by repair or (at its option) replacement rectify any failure therein due to a defect in workmanship or materials. MAXION will accept responsibility for labour and material costs incurred during such activities. With respect to the cylinder block casting, cylinder head casting, crankshaft (excluding bearings), camshaft and connecting rods, these major Components will be warranted for a further 12 months or 1500 hours of usage (whichever is the shorter) over and above the standard warranty period.

          8.2    The standard MAXION warranty is set out in Exhibit D.

     9.   RIGHT TO REJECT:

          NEWCO reserves the right to reject any and all Maxion Engines not in accordance with the agreed upon specifications. NEWCO shall notify MAXION of any such non-conformity or deficiency, or any shortage in shipment, as soon as reasonably practicable after arrival at the intended destination. The Parties will agree upon a method for correcting the non-conformity or deficiency. If NEWCO performs the agreed correction, MAXION shall reimburse or credit, at its election, the direct and reasonably incurred expenses of NEWCO for any repairs performed by NEWCO or its nominee in correcting the non-conformity or deficiency.

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     10.  EMISSIONS CONTROLS:  FUTURE MAXION ENGINES:

          MAXION undertakes to meet future emissions regulations in the world as they may relate to the Maxion Engines. The Parties will meet regularly so that MAXION may keep NEWCO informed of its progress toward compliance with future regulations. Both Parties will exchange technical information and data to minimise the development costs and product costs associated with these programmes. MAXION will supply NEWCO with calculations and test data reasonably required to satisfy the relevant regulations. The Parties agree to establish and maintain a close technical and product planning relationship so as to maximise the mutual benefits arising from such activities. They agree to share their respective product plans during the term hereof as far as they relate to this Supply Agreement.

          In so much as MAXION is unable at any time to meet the particular emissions regulations of a specific market as they may apply to a Maxion Engine, then the NEWCO commitment in Clause 3.1(b) shall be deemed waived for that Maxion Engine in the specific market for as long as MAXION's inability may continue. Once MAXION achieves compliance, the waiver shall be automatically removed.

     11.  COST REDUCTION: SAFETY:

          11.1 MAXION and NEWCO agree to establish and fully support joint cost reduction and "Total Quality" related activities with the intent of achieving continuous improvements for their mutual benefit. They agree to share equally between themselves any benefits that may arise from such activities.


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          11.2   The Parties agree that product safety is a goal to which each
                 Party is committed.

          11.3 The Parties shall inform each other periodically concerning the performance of the Maxion Engines. As part of such discussions the Parties will update one another on the accident history of Maxion Engines. It is intended that MAXION and NEWCO shall co-operate closely in undertaking any investigations of any accidents.

     12.  INDEMNIFICATION:

          12.1 MAXION shall indemnify and hold NEWCO and its dealers, employees, officers and directors, harmless against and from all claims, demands, penalties, liabilities, loss, damage, costs, attorneys' fees and expenses of whatsoever nature which are a consequence of or attributable to, the operation, use or possession of Maxion Engines and resulting from any defect of material or workmanship of Maxion Engines or failure to adequately instruct or warn concerning the operation, use or possession of such Maxion Engines, excluding, however, any such claims and demands to the extent attributable to any modification or alteration of Maxion Engines performed by NEWCO without the written approval of MAXION.

          12.2 NEWCO shall indemnify and hold MAXION and its employees, officers and directors harmless against and from all claims, demands, penalties, liabilities, loss, damage, costs, attorneys' fees, and expenses, of whatsoever nature, which are a consequence of or attributable to the operation, use or


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                 possession of Maxion Engines and resulting from any
                 modification to or alteration of the Product by NEWCO performed without the written approval of MAXION.

         12.3 MAXION shall indemnify and hold NEWCO and its dealers, employees, officers and directors, harmless against and from all claims, demands, penalties, liabilities, loss, damage, costs, attorneys' fees and expenses, of whatsoever nature, which are a consequence of or attributable to the operation, use or possession of Maxion Engines and resulting from any representation or misrepresentation made by MAXION including, but not limited to, representations or misrepresentations relating to the capability, use, application, function, durability, reliability, quality, serviceability, safety or any other characteristic or feathre of Maxion Engines, and including representations as required for government certification, homologation, approval and for any other purpose whatsoever, except as may have been made in reasonable reliance upon information furnished by NEWCO.

         12.4 NEWCO shall indemnify and hold MAXION and its employees, officers and directors, harmless against and from all claims, demands, penalties, liabilities, loss, damage, costs, attorneys' fees and expenses, of whatsoever nature, which are a consequence of or attributable to the operation, use or possession of Maxion Engines and resulting from any representation or misrepresentation made by NEWCO including, but not limited to, representations or misrepresentations relating to the capability, use, application, function, durability, reliability, quality, serviceability, safety or any other characteristic or


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                 feature of Maxion Engines, and including representations as required for government certification, homologation, approval and for any other purpose whatsoever, except as may have been made in reasonable reliance upon information furnished by MAXION.

          12.5 Each of NEWCO and MAXION shall indemnify and hold harmless the other and the directors, officers and employees of the other, from and against any and all claims, demands, penalties, liabilities, loss, damage, costs, attorneys' fees and expenses, of whatsoever nature, arising out of injury to or death of or property damage sustained by the indemnifying Party's employees, agents and contractors while such employees, agents or contractors are on the property of the other.

          12.6 MAXION and NEWCO shall not be responsible hereunder for any indirect or consequential damages.

     13.  DISCONTINUANCE:

          13.1 If MAXION for any reason determines that it desires to cease manufacturing any Maxion Engine, MAXION shall immediately notify NEWCO of such decision. Such notification shall be made at least 12 months prior to the actual discontinuance.

          13.2 Where Clause 13.1 applies, MAXION shall use all reasonable endeavours to offer in an agreed timescale to NEWCO an alternative engine product to replace the to be discontinued Maxion Engine.


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          13.3   If NEWCO decides to cease the manufacture of any product that uses Maxion engines, it shall immediately notify MAXION in writing and shall ensure that such notice is given at least 12 months prior to the actual discontinuance. MAXION and NEWCO will use their best endeavours to resolve any remaining inventory issues at their plants or at MAXION's suppliers.

     14.  TERMINATION:

          14.1 Either Party may terminate this Supply Agreement forthwith by notice in writing to the other Party if:

                 (i) the other Party fails for reasons other than Force Majeure to comply with any of the terms of this Supply Agreement and does not remedy such breach within 180 days after written notice of such breach is given to it by the terminating Party; or

                 (ii) the other Party becomes a party to a voluntary or involuntary bankruptcy, receivership or liquidation filed by or against it (except in the case of either Party where if it goes into bankruptcy or voluntary liquidation for the purpose of reconstruction, this shall not be considered as an event permitting the other Party to terminate this Supply Agreement), or makes an assignment for the benefit of creditors.

          14.2 This Supply Agreement shall not be assignable (other than the right to receive monies) or otherwise transferable by any Party (except to an Affiliate of a Party) without the prior written

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                 consent of the other Party, which consent shall not be
                 unreasonably withheld or delayed. During the term hereof, if there is a transfer of the ownership and control of either MAXION, NEWCO or the parent company of either Party to a competitor, the other Party shall have the option of terminating the Supply Agreement immediately by giving written notice thereof. For purposes of this Clause, a change in the ownership and control of either Party or a parent company shall be deemed to have occurred if and when any one or more persons acting individually or jointly is or becomes a beneficial owner, directly or indirectly, of securities representing 51% or more of the combined voting power of the then outstanding securities of the Party or the parent company of either Party.

          14.3   In addition if in NEWCO's reasonable opinion:

                 (a) Products do not consistently meet over time the technical, quality, reliability and other specifications which the Parties will mutually agree upon from time to time; or

                 (b) MAXION does not consistently meet over time for reasons other than Force Majeure the delivery schedules agreed upon between the Parties:

                 then NEWCO may thereafter notify MAXION in writing of the event complained of and require MAXION to rectify the particular situation within 180 days. Should MAXION fail for reasons other than Force Majeure to rectify within the said period, NEWCO shall be free to terminate this Supply Agreement in whole or in part forthwith by written notice.

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          14.4   For any termination by either Party under Clauses 14.1, 14.2 or
                 14.3 or any other provision hereof, the following provisions shall apply:

                 (a) All sums then outstanding from NEWCO to MAXION under any purchase orders or schedule for Maxion Engines shall become immediately due and payable,

                 (b) The Parties shall, within 30 days after the effective date of any termination, meet to agree upon a programme for the cessation of supply of Maxion Engines and the settlement by way of mutual agreement (wherever possible) of any outstanding issues.

                 Apart from the above any termination of this Supply Agreement howsoever caused shall be without prejudice to either Party's rights existing as at the date of termination.

     15.  FORCE MAJEURE:

          15.1 No failure or omission by either Party in the performance of any of its obligations under this Supply Agreement shall be deemed a breach of this Supply Agreement, nor create any liability or give rise to any right to terminate this Supply Agreement, if the same shall arise from or as a consequence of a general strike, extended labour dispute, lockout, fire, flood, severe weather or other act of God, delays in transportation or delivery of materials, war, insurrection, civil disturbance, embargoes of goods by any government, or any other cause beyond the reasonable control of such party, whether similar to or different from the causes above enumerated, and any such cause shall absolve the affected Party from responsibility for such failure to perform said obligation.

          15.2 Each Party shall notify the other of any material change in conditions or the occurrence of any event which interferes or threatens to interfere with the performance of any of its obligations under this Supply Agreement.

          15.3 Upon such notice, the Parties shall consult and co-operate as to measures which may be taken to overcome the interference or as to any alternative measures to be undertaken by the Parties with a view to the continue performance of this Supply Agreement. Such measures may include the suspension of any condition or obligation, the modification of this Supply Agreement or of any orders placed pursuant hereto, and the assumption by any Party of any costs incurred or to be incurred as a result of the interference which has arisen or in giving effect to said measures.

     16.  NOTICES:

          All notices hereunder shall be sent by certified or registered mail, return receipt requested, with postage prepaid, to the addresses of the Parties noted above or such other address as notified as between the Parties.





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     17.  MISCELLANEOUS:

          17.1 Nothing herein contained shall be deemed to create an agency, joint venture, partnership, or fiduciary relationship between the Parties hereto.


          17.2 The headings in this Supply Agreement are for reference only and shall not affect its construction or interpretation. Words signifying the singular shall include the plural and vice versa where the context so admits. All delivery-related terminology shall wherever relevant be interpreted by reference to Incoterms 1990.

          17.3 Any failure of any party to enforce, at any time, any of the provisions of this Supply Agreement or any rights or remedies with respect hereto or to exercise any election herein provided shall not constitute a waiver of any such provision, right, remedy, or election or in any way affect the validity thereof or of this Supply Agreement. The exercise by any Party of any of its rights, remedies or elections under the terms of this Supply Agreement shall not preclude or prejudice such Party's right to exercise at any other time the same or any other right, remedy or election it may have under this Supply Agreement. The rights of termination provided herein are in addition to any other right, remedy or election a Party may have hereunder.

          17.4 Subject to any contrary reference herein this Supply Agreement embodies the entire understanding between the Parties and supersedes all prior agreements, representations or warranties, oral or written, concerning the subject matter between the Parties relating hereto. No modification, renewal, extension or waiver of this Supply Agreement or any of its provisions shall be binding unless in writing and duly executed by an authorised representative of each Party hereto.

          17.5 Except to the extent necessary to engage in the transactions contemplated herein or as required by law, no Party may advise third parties (other than Affiliates and/or professional advisors retained by the Parties) of the existence or terms of this Supply Agreement without the consent of the other Parties: provided, however that NEWCO or MAXION may after the Effective Date freely disclose the existence of this Agreement to their distribution networks.

          17.6 The provisions of Clauses 8 and 12 shall survive any termination or expiration of this Agreement.

          17.7 This Supply Agreement shall be governed and construed in accordance with the Laws of Brazil.

          17.8 Any and every dispute or difference between the Parties concerning the validity, meaning or effect of this Supply Agreement that cannot be amicably settled, shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules. Arbitrators shall be fluent in spoken and written English. The place of arbitration shall be in Brazil. The decision of the arbitration (including any award of costs) shall be final and binding on the Parties.

          17.9 The Parties shall continue to perform their respective obligations under this Supply Agreement during the period of any arbitration proceedings except insofar as such obligations are the subject matter of the said arbitration proceedings.

          17.10 Nothing contained in this Supply Agreement shall prevent either MAXION or NEWCO from applying to an appropriate court in any jurisdiction for any injunction or other like remedy to restrain the other from committing any breach or any anticipated breach hereof and for consequential relief.


IN WITNESS whereof the Parties have caused this Supply Agreement to be executed the day and year first above written.



MAXION

SIGNED:  /s/ Ivoncy Bedchmann Ioschpe
         ----------------------------------

TITLE:   President
         ----------------------------------

AGCO

SIGNED:  /s/ Michael F. Swick
         ----------------------------------

TITLE:   Vice President and General Counsel
         ----------------------------------